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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Check the appropriate box:
/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
OVERLAND DATA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERLAND DATA, INC.
8975 Balboa Avenue
San Diego, California 92123

    October 8, 2001

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Overland Data, Inc. to be held at the Sheraton San Diego Hotel and Marina, East Tower, located at 1380 Harbor Island Drive, San Diego, California, on Monday, November 19, 2001 at 9:00 a.m. local time.

    The attached notice of annual meeting and proxy statement include the agenda for the shareholders' meeting and explain the matters that we will discuss at the meeting, and provide general information about Overland Data.

    Your vote is very important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy as soon as possible to ensure your representation at the meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the annual meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

    If you are a shareholder of record (that is, if your stock is registered with us in your own name), then you may vote by telephone, or electronically over the Internet, by following the instructions included in the proxy statement and with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet. If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

    We look forward to seeing you at the annual meeting.

                      Sincerely,

                      /s/ Christopher Calisi

                      CHRISTOPHER CALISI
                       President and Chief Executive Officer

OVERLAND DATA, INC.
8975 Balboa Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 19, 2001

    The annual meeting of shareholders of Overland Data, Inc. will be held at the Sheraton San Diego Hotel and Marina, East Tower, located at 1380 Harbor Island Drive, San Diego, California, on Monday, November 19, 2001, at 9:00 a.m. local time for the following purposes:

  1.
  To elect six directors;

  2.
  To approve an amendment to the Overland Data, Inc. 2000 Stock Option Plan to increase the number of shares of common stock available for issuance by 1,000,000;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended June 30, 2002; and

  4.
  To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

    The foregoing items of business are more fully described in the proxy statement.

    If you were a shareholder of record at the close of business on September 21, 2001, then you may vote at the annual meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at our offices.

By Order of the Board of Directors
/s/ Vernon A. LoForti
VERNON A. LoFORTI
Dated: October 8, 2001	Secretary

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting. A postage-paid return envelope is enclosed for your convenience. Alternatively, you may vote by telephone or over the Internet by following the instructions included in this proxy statement and with your proxy card. It is important that you return your proxy because a majority of the outstanding shares must be represented, either in person or by proxy, to constitute a quorum at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

OVERLAND DATA, INC.
8975 Balboa Avenue
San Diego, California 92123

2001 PROXY STATEMENT

General Information

    Your proxy in the form of the enclosed proxy card has been solicited by the Board of Directors of Overland Data, Inc., a California corporation, for use at our 2001 annual meeting of shareholders. The meeting will be held at the Sheraton San Diego Hotel and Marina, East Tower, located at 1380 Harbor Island Drive, San Diego, California, on Monday, November 19, 2001 at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

    We will begin mailing this proxy statement and the accompanying proxy card on or about October 8, 2001 to all shareholders of record that are entitled to vote. Only shareholders that owned our common stock at the close of business on September 21, 2001 are entitled to vote at the annual meeting. On this record date, we had 10,541,962 shares of our common stock outstanding.

    Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the meeting. The proxy card indicates the number of shares of our common stock that you own. We will have a quorum to conduct the business of the annual meeting if holders of a majority of the shares of our common stock are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker or nominee that are represented at the meeting, but that the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

    Directors will be elected by a plurality of votes cast by shares present or represented at the meeting. Abstentions will have no impact on the election of directors. The proposals to approve the amendment to our 2000 Stock Option Plan and to ratify the appointment of our independent accountants must be approved by a majority of votes actually cast. Abstentions and broker non-votes are not counted as votes for or against these proposals, but abstentions will have the same effect as votes against the proposals. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for the proposals.

Voting

    You may vote in one of three ways:

  •
  Attend the 2001 annual meeting and vote in person;

  •
  Complete, sign, date and return the enclosed proxy card; or

  •
  Vote by telephone or the Internet following the instructions included with your proxy card and outlined below.

    A representative from our transfer agent, Wells Fargo Shareowner Services, will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the meeting or any adjournment or postponement of the meeting. If no instruction is given, then the proxy will be voted for the nominees for director and for each of the other proposals. In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other shareholder matter presented at the meeting.

For Shares Registered in Your Name

    If you are a shareholder of record, then you may go to http://www.eproxy.com/ovrl/ to vote your shares over the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. If you are using a touch-tone telephone, then you may vote your shares by calling 1-800-240-6326 and following the recorded instructions. You will be required to provide the control number contained on your proxy card when you vote either by the Internet or by telephone, so please have it available when you vote.

    Votes submitted by telephone must be received by 12:00 noon, Eastern Time, on Friday, November 16, 2001. Votes submitted over the Internet must be received by 11:00 a.m., Eastern Time, on Friday, November 16, 2001. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

For Shares Registered in the Name of a Broker or Bank

    Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other agent, rather than our proxy card.

    A number of brokers and banks participate in a program provided through ADP Investor Communication Services that allows shareholders to grant their proxy to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

    If you wish to vote in person at the annual meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Revocability of Proxies

    Once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may mail to us another proxy marked with a later date;

  •
  You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the annual meeting; or

  •
  You may vote in person at the annual meeting.

Solicitation

    We will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will provide copies of solicitation materials to banks, brokerage house, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, officers, employees or other agents. No additional compensation will be paid to these individuals for these services.

Shareholder Proposals for 2002

    The deadline for shareholders to submit proposals to be considered for inclusion in our proxy statement for the 2002 annual meeting of shareholders is June 10, 2002. These proposals may be included in next year's proxy statement if they otherwise comply with certain rules and regulations promulgated by the Securities and Exchange Commission (SEC). We are not required to include any proposal in next year's proxy statement that fails to meet all of the requirements for inclusion established by the SEC. If you intend to present a proposal at next year's meeting that will not be discussed in next year's proxy statement, then you should notify us before August 24, 2002. Otherwise, the proxy solicited by the Board for the 2002 annual meeting will confer discretionary authority on the Board to vote on any shareholder proposal presented at that meeting.

BOARD STRUCTURE AND COMPENSATION

Board Meetings and Committees

    Our Board has six directors and the following three committees: Audit, Compensation and Nominating. During the fiscal year ended June 30, 2001, our Board held 14 meetings and each director attended at least 75% of all Board and applicable committee meetings. Membership of the committee is as follows:

Audit Committee	Compensation Committee	Nominating Committee
John A. Shane (Chairman)	Peter Preuss (Chairman)	Robert A. Degan (Chairman)
Robert A. Degan	Robert A. Degan	Peter Preuss
Peter Preuss	John A. Shane	John A. Shane

    The Audit Committee held five meetings during fiscal year 2001 and is comprised of independent directors who are not officers of Overland. The Audit Committee has adopted a written Audit Committee Charter that is attached to this proxy statement as Appendix A. The Audit Committee:

  •
  reviews our annual and quarterly financial statements and oversees the annual and quarterly financial reporting processes;

  •
  selects our independent accountants, oversees their independence and reviews the scope of their activities; and

  •
  receives and considers our independent accountants' comments as to the adequacy and effectiveness of our accounting and financial controls, and the evaluation of our staff and management performance.

    The Compensation Committee held five meetings during fiscal 2001 and:

  •
  reviews and approves, within its authority, executive compensation levels;

  •
  awards stock options; and

  •
  administers our various stock option and employee stock purchase plans.

    The Nominating Committee, which was formed in June 2001 and met for the first time in August 2001:

  •
  monitors the size, composition and performance of the Board; and

  •
  recommends qualified candidates to the Board for election as directors.

    The Nominating Committee will consider nominees recommended by our shareholders if the nominee recommendations are submitted in writing to our Secretary at our headquarters in San Diego, California.

Non-Employee Director Compensation

    Our compensation plan for non-employee directors consists of both a cash component and an equity component. We pay each non-employee director $5,000 per quarter, plus $1,500 for each Board meeting attended ($750 if held telephonically) and $500 for each committee meeting attended ($250 if held telephonically and no fee if held the same day as a Board meeting), plus reimbursement of expenses. In April 2001 we temporarily reduced the amount of the fees that we pay to our non-employee Board members by 10% as part of a company-wide cost reduction effort. We are now eliminating this temporary 10% fee reduction at the rate of 2.5% per quarter commencing July 1, 2001. In addition to the cash component, upon appointment to the Board, non-employee directors receive a nonqualified stock option to purchase 50,000 shares of common stock at the fair market value on the grant date. A new option to purchase 50,000 shares is granted when all options held by a currently serving director have vested. These options vest at the rate of 2,000 shares per Board meeting attended, with a maximum vesting of 20,000 shares per year. Messrs. Preuss and Shane each received an option to purchase 50,000 shares of common stock on January 15, 2001 as all of their other options had vested. Messrs. McClendon and Gray each received an option to purchase 50,000 shares of common stock on July 2, 2001 in connection with their transition to the status of non-employee directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information About our Board of Directors

    Our Board of Directors is currently composed of six members. All of the nominees are currently serving as directors. Each newly elected director will serve a one-year term until the next annual meeting of shareholders or until his successor is elected and qualified. During the course of a term, the Board may elect a new director to fill any vacant spot, including a vacancy caused by an increase in the size of the Board. The new director will complete the term of the director he or she replaced. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or the Board may reduce the number of directors. Any votes cast may be distributed among the director nominees voted for in such proportions as the proxy holder may determine in his or her sole judgment.

Cumulative Voting Rights

    Our bylaws provide that you can cumulate your votes in the election of directors if, before the vote begins, the candidate or candidates have been nominated and any of our shareholders notifies us of his or her intent to cumulate his or her votes. Under cumulative voting, you may cast a number of votes equal to the product of the number of your shares times the number of directors to be elected at the meeting. If you notify us that you intend to cumulate your votes at any time before the election of directors begins, then you may vote all of your votes for one candidate, or you may distribute your votes among as many candidates as you desire. The candidates receiving the six highest numbers of affirmative votes of the shares entitled to vote in the election of directors will be elected. If voting for directors is conducted by cumulative voting, then the person named on the proxy will have discretionary authority to cumulate votes among the candidates.

Vote Required

    The six nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be elected.

Biographies of Director Nominees

Christopher Calisi Director since 2001 Age 41	Mr. Calisi has served as our President and Chief Executive Officer since March 2001. From October 1999 to January 2001, he was Chief Executive Officer of eHelp Corporation, a provider of Internet development tools. From 1992 to 1999, he held several senior executive positions with Symantec Corporation, a provider of Internet security technology, including Vice President, Communications Division and Vice President, Sales & Marketing — Asia Pacific. From 1988 to 1991, he held management positions in sales and marketing with Unify Corporation, a provider of database and application development and deployment software and services.

Robert A. Degan Director since 2000 Age 62
Mr. Degan has been a private investor since January 2000. From November 1998 to December 1999, Mr. Degan served as General Manager of the Enhanced Services & Migration Unit (formerly, Summa Four, Inc.) of Cisco Systems, Inc., an Internet networking company. From March 1998 to November 1998, Mr. Degan was Chairman, President and Chief Executive Officer of Summa Four, Inc., and from January 1997 to July 1998 he served as its President and Chief Executive Officer and as a director. From August 1996 to December 1996, Mr. Degan served as an Executive Vice President of Sync Research Inc., a leading provider of wide area network access and management solutions. From 1991 to 1996, Mr. Degan was the President, Chief Executive Officer and a director of Tylink Corporation, a data communications company. Mr. Degan is also a director of FlexiInternational Software, Inc., a financial accounting software company, Gensym Corporation, a business process software company, and CaminoSoft Corp., an information storage company. Mr. Degan was formerly on the research staff at Massachusetts Institute of Technology (MIT).
Martin D. Gray Director since 1980 Age 53
Mr. Gray, one of our co-founders, is currently a private investor and professional engineer. He served as a Vice President of Overland from January 1990 to June 2001 and as our Chief Technical Officer and Assistant Secretary from November 1997 to June 2001. He previously held the positions of Secretary from September 1980 to November 1997 and staff engineer from January 1986 to November 1997. From January 1977 to July 1985, Mr. Gray was Manager of Research and Development at Cipher Data Products, Inc., a tape drive manufacturer. Mr. Gray has numerous patents in the tape drive industry.

Scott McClendon Director since 1991 Age 62
Mr. McClendon is currently a private investor and Chairman of our Board of Directors. He served as our President and Chief Executive Officer from October 1991 to March 2001, when he was named our Chairman, and was an officer and employee until June 2001. He was employed by Hewlett-Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California.
Peter Preuss Director since 1998 Age 58
Mr. Preuss has been a private investor since 1985. He has served as President of The Preuss Foundation, Inc., a non-profit corporation that sponsors cancer research and related seminars and conferences, since it was founded in 1985. From 1970 to 1986, he was President and Chairman of the Board of Integrated Software Systems Corporation (ISSCO), the first software company specializing in computer graphics, which he founded. Mr. Preuss currently serves as a Regent of the University of California.
John A. Shane Director since 1992 Age 68
Mr. Shane is the founder, and has served as President, of Palmer Service Corporation, a venture capital management firm, since 1972. He is a director of Arch Wireless, Inc., a wireless messaging and communications services company, and Gensym Corporation, a business process software company.

    Our Board recommends a vote FOR the election to the Board of each of these nominees.

PROPOSAL NO. 2

APPROVE AMENDMENT TO OUR
2000 STOCK OPTION PLAN

General

    We believe that stock options more strongly align the interests of key employees with the interests of our shareholders. We adopted our 2000 Stock Option Plan to benefit Overland and our shareholders by providing a means for key employees and non-employee directors to acquire a meaningful number of shares of Overland stock. The 2000 Stock Option Plan is intended to accomplish three major objectives:

  •
  Encourage the judgment, initiative and efforts of key employees and non-employee directors toward our continuing growth and success;

  •
  Bring and maintain stock ownership levels of our key employees into line with key employees of other computer peripheral companies; and

  •
  Assist us in attracting, retaining and motivating key employees and non-employee directors.

    We are asking you to approve an amendment to our 2000 Stock Option Plan to increase the number of shares of common stock available for issuance under the plan by an additional 1,000,000 shares to a total of 2,000,000 shares. Our Board of Directors approved this amendment on August 7, 2001, subject to shareholder approval. Before the amendment, 1,000,000 shares of our common stock were authorized for issuance under the 2000 Stock Option Plan, and options to purchase 80,000 shares are currently available for grant. Our Board adopted the amendment to replenish the options available for grant so that we may continue to provide incentives to our employees and non-employee directors. Our Board wants to grant options to our employees to motivate them to build shareholder value and to align their interests with those of our shareholders. During fiscal year 2001, we granted 600,000 options to Mr. Calisi in connection with hiring him as our new President and Chief Executive Officer. We also granted options to some of our non-employee Board members as part of our Board compensation plan and to some of our officers as retention incentives. We have not granted any options for the additional 1,000,000 shares to be added to our 2000 Stock Option Plan if this proposed amendment is approved.

Summary of Our 2000 Stock Option Plan

    The following is a summary of all material terms and provisions of our 2000 Stock Option Plan, assuming that the shareholders approve the amendment to add 1,000,000 shares. This summary does not completely describe our 2000 Stock Option Plan. You can obtain copies of the actual plan documents by writing to our Secretary at our headquarters in San Diego, California.

Administration

    The Compensation Committee of our Board administers our 2000 Stock Option Plan. The Compensation Committee is formed to comply with applicable laws and regulations, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Our Board may authorize one or more officers to grant options to individuals that are not subject to Rule 16b-3 or Internal Revenue Code Section 162(m).

Amendment and Termination

    Our Board may amend, suspend or terminate our 2000 Stock Option Plan at any time. We will obtain shareholder approval of any amendment to the plan if required to do so under federal or state law, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, or the rules of any applicable foreign jurisdiction. Our 2000 Stock Option Plan will terminate in September 2010 unless our Board terminates it sooner.

Other Terms

    Under our 2000 Stock Option Plan, we can only grant incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) to our employees, including officers, employee directors and the employees of our wholly-owned subsidiaries. We can grant nonqualified stock options to these employees and to the non-employee directors and consultants that serve us or our wholly-owned subsidiaries. We also may grant options to officers, directors, employees or consultants that reside in foreign jurisdictions. As of June 30, 2001, we employed 314 employees.

    The Compensation Committee selects the individuals who will receive options under our 2000 Stock Option Plan and specifies the terms and conditions of options granted. This includes whether or not the options are incentive stock options or nonqualified stock options, the vesting provisions, the option term and the exercise price. The exercise price of incentive stock options is equal to the fair market value of our common stock on the date of grant. However, the exercise price of any incentive stock option granted to any person holding more than 10% of the total combined voting power of all classes of our stock, or of any of our subsidiaries' stock, must be at least equal to 110% of the fair market value of our common stock on the date of grant. The exercise price of nonqualified stock options must be at least equal to 85% of the fair market value on the date of grant. The exercise price of options intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) is not less than 100% of the fair market value. Optionees may pay for an exercise in cash or other consideration approved by the Compensation Committee, including a promissory note or shares of common stock. The aggregate fair market value of the common stock for any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

    Our 2000 Stock Option Plan limits the number of stock options that may be granted to a participant in any fiscal year to 500,000 shares. However, in connection with his or her initial commencement of service with us, a participant in our 2000 Stock Option Plan may be granted stock options for up to an additional 500,000 shares, which shares shall not count against the limit set forth in the previous sentence.

    Unless otherwise provided by the Compensation Committee, an option granted under our 2000 Stock Option Plan generally expires ten years from the date of grant (five years in the case of an incentive stock option granted to any person holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

    The options may be granted subject to vesting schedules, which may accelerate if certain events occur, as specified in the agreements that document the options granted under our 2000 Stock Option Plan. The Compensation Committee is also permitted to include a provision whereby the optionee may elect at any time while an officer, director, employee or consultant to exercise any part or all of the option prior to full vesting of the option.

    Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the optionee only by the optionee. However, our 2000 Stock Option Plan permits the holder of an incentive stock option to designate a beneficiary. The Compensation Committee may permit an optionee to transfer all or a portion of a nonqualified option to a member of the optionee's immediate family.

    The Compensation Committee may establish one or more programs under our 2000 Stock Option Plan to permit selected optionees the opportunity to elect to defer receipt of consideration payable under an option. The Compensation Committee also may establish separate programs for the grant of particular forms of options to one or more classes of optionees.

Certain Federal Tax Consequences

    The grant of a nonqualified stock option will not result in any federal income tax consequences to the optionee or to us. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code. Any gain or loss on the optionee's subsequent sale of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following the exercise of the option. We do not receive a tax deduction for any capital gain realized by an optionee.

    The grant of an incentive stock option will not result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. If the optionee sells the stock acquired upon the exercise of an incentive stock option, then the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, then the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

    If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of this ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

    For an incentive stock option, the difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

    The foregoing is only a summary of the current effects of federal income taxation upon the optionee and us with respect to the shares purchased under our 2000 Stock Option Plan. You should refer to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of an optionee's death or the income tax laws of any municipality, state or foreign country that may apply to the optionee.

Outstanding Stock Option Grants

    As of September 21, 2001, we had granted options to purchase 920,000 shares of our common stock under our 2000 Stock Option Plan, and 80,000 shares remained available for future option grants. No shares of our common stock have been issued pursuant to the exercise of options granted under our 2000 Stock Option Plan. The following table shows information regarding stock options granted during fiscal year 2001 under our 2000 Stock Option Plan to each person who served as our Chief

Executive Officer, to each of our four next highest paid executive officers and to the various indicated groups.

Option Grants in Fiscal Year 2001
Under Our 2000 Stock Option Plan

Name or Group	Options Granted	Weighted Average Exercise Price
Scott McClendon Chairman	50,000	$9.31
Christopher Calisi President & Chief Executive Officer	600,000	$8.66
Vernon A. LoForti Vice President, Chief Financial Officer and Secretary	0	—
Robert J. Scroop Vice President, Engineering	30,000	$9.31
W. Michael Gawarecki Vice President, Operations	0	—
Martin D. Gray Vice President, Chief Technical Officer and Assistant Secretary	0	—
All current non-employee Directors who are not executive officers as a group (5 persons)	150,000	$8.69
All nominees for director	750,000	$8.67
All current executive officers as a group (6 persons)	630,000	$8.69
All employees who are not executive officers as a group	15,000	$11.38

Vote Required

    The affirmative vote by the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the amendment to the 2000 Stock Option Plan. Our 2000 Stock Option Plan, as amended, will become effective immediately upon approval by our shareholders at the annual meeting.

Our Board recommends a vote FOR approval of the amendment to our 2000 Stock Option Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

    We are asking you to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending June 30, 2002. PricewaterhouseCoopers LLP has audited our financial statements annually since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be at the annual meeting to answer any questions and make a statement should they choose to do so.

    Although our bylaws do not require that our shareholders approve the appointment of our independent accountants, our Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders vote against the ratification of PricewaterhouseCoopers LLP, our Board will reconsider whether or not to retain the firm. Even if our shareholders ratify the appointment, our Board may choose to appoint a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interests of Overland and our shareholders.

Vote Required

    The affirmative vote by the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to ratify the appointment of accountants.

Audit Fees

    Total Fees.  During fiscal year 2001, we have been or will be billed a total of $147,750 by PricewaterhouseCoopers LLP for the audit of our financial statements for fiscal year 2001 and the review of our interim financial statements.

    Financial Information Systems Design and Implementation Fees.  We did not engage PricewaterhouseCoopers LLP to provide advice regarding information technology consulting during fiscal year 2001.

    All Other Fees.  During fiscal year 2001, we were billed a total of $35,500 by PricewaterhouseCoopers LLP for tax services they provided.

    The Audit Committee has determined that all other non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining the accountants' independence.

    Our Board recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent accountants.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table outlines the ownership of our common stock as of September 21, 2001 by:

  •
  each director and nominee for director;
  •
  each executive officer named in the Summary Compensation Table below;
  •
  all directors and executive officers as a group; and
  •
  every entity that we know beneficially owns more than 5% of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal shareholders and filings with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Beneficial Ownership
Beneficial Owner	Shares Currently Owned		Shares Acquirable Within 60 Days (1)	Percent of Class (2)
William Blair & Company, LLC 222 West Adams Street Chicago, Illinois 60606	689,300	(3)	0	6.5%
Kennedy Capital Management, Inc. 10829 Olive Blvd. St. Louis, Missouri 63141	653,100	(4)	0	6.2%
Martin D. Gray	1,753,897		29,667	16.9%
Scott McClendon	473,880	(5)	191,000	6.2%
Christopher Calisi	6,400		133,332	1.3%
Peter Preuss	54,896		60,000	1.1%
John A. Shane	16,875	(6)	70,000	*
Robert A. Degan	2,000	(7)	36,000	*
Robert J. Scroop	22,800	(8)	146,867	1.6%
Vernon A. LoForti	1,119		138,317	1.3%
W. Michael Gawarecki	350		96,666	*
All directors and executive officers as a group (11 persons)	2,351,841		943,265	28.7%

*
Less than 1%
(1)
Includes shares of common stock which could be acquired upon exercise of stock options which are either currently vested or will vest within 60 days.
(2)
Based on 10,541,962 shares of common stock outstanding on September 21, 2001, adjusted as required by rules promulgated by the SEC.
(3)
Pursuant to Amendment No. 2 to Schedule 13G dated February 14, 2001 filed by William Blair & Company, LLC, a broker dealer and an investment adviser, which reported sole voting power over 616,890 shares and sole dispositive power over 689,300 shares.
(4)
Pursuant to Amendment No. 1 to Schedule 13G dated February 14, 2001 filed by Kennedy Capital Management, Inc., an investment adviser, which reported sole voting power over 591,800 shares and sole dispositive power over 653,100 shares.
(5)
Represents shares of common stock owned by Mr. McClendon through his family trust and includes 1,000 shares held by his wife.

(6)
Includes 3,202 shares of common stock held by Palmer Service Corporation, of which Mr. Shane is the president.
(7)
Includes 1,000 shares of common stock held by Mr. Degan's wife.
(8)
Includes 1,200 shares of common stock held by Mr. Scroop's daughter.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal year 2001.

EXECUTIVE OFFICERS

    Our current executive officers are:

Name	Age	Position Held
Christopher Calisi	41	President and Chief Executive Officer
Chet Baffa	61	Vice President, Sales
John F. Cloyd	42	Vice President & General Manager, Storage Management Business Unit
Vernon A. LoForti	48	Vice President, Chief Financial Officer and Secretary
W. Michael Gawarecki	53	Vice President, Operations
Robert J. Scroop	53	Vice President and General Manager, Storage Resource Business Unit

    Christopher Calisi is a director. See "Election of Directors" for a description of his business experience.

    Chet Baffa joined us in April 2001 as Vice President of Sales. From May 2000 to April 2001, he served as Vice President of Sales and Marketing for Exabyte Corporation, a provider of tape and automation products. From June 1995 to December 1999, he served as Vice President of Sales and Marketing and then Vice President and General Manager of the professional services group of Quantum Corporation/ATL, a provider of tape drive and tape media cartridges and storage solutions. Prior to joining Quantum, he was Senior Vice President, Sales and Marketing with Micropolis Corporation, an information storage company, and previously held a similar position with Okidata Corporation, a computer peripheral company.

    John F. Cloyd was named Vice President and General Manager of our Storage Management Business Unit in August 2001. Prior to that time, he served as our Vice President of Information Technology Services, and he has held several other information management positions since joining us in October 1994. From August 1987 to October 1994, he held various positions with Cadkey, Inc., a personal computer software company, the last of which was Information Systems Manager. From December 1983 to August 1987, he held several positions with Hewlett Packard Company, the last of which was Independent Software Vendor Account Manager.

    W. Michael Gawarecki has served as Vice President of Operations since joining us in July 1998. From October 1997 to June 1998, he was Vice President of Operations for SubMicron Systems Corporation, a supplier of equipment to the semiconductor industry. From February 1994 to September 1997, Mr. Gawarecki was director of California operations for Millipore Corporation, a supplier of purification products to the biopharmaceutical and semiconductor industries. From

February 1993 to January 1994, he was Director of Advanced Manufacturing at Telectronics Pacing Systems, a medical device company.

    Vernon A. LoForti has served as Vice President and Chief Financial Officer since joining us in December 1995, as Secretary since November 1997, and as Assistant Secretary from December 1995 to November 1997. From August 1992 to December 1995, he was the Chief Financial Officer for Priority Pharmacy, a privately held pharmacy company. From 1981 to 1992, Mr. LoForti was Vice President of Finance for Intermark, Inc., a publicly held conglomerate.

    Robert J. Scroop was named Vice President and General Manager of our Storage Resource Business Unit in August 2001. Prior to that time, he served as our Vice President of Engineering since joining us in February 1993. From April 1990 to February 1993, he was Vice President of Engineering of the Cipher Division of Archive Corporation, a computer storage company. From December 1985 to April 1990, he was Director of Engineering for Cipher.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the compensation paid to or earned by each person who served as our Chief Executive Officer during the last fiscal year and each of our four next highest paid executive officers for the fiscal years ending June 30, 2001, 2000 and 1999:

Summary Compensation Table

					Long-term Compensation
	Annual Compensation
Name and Principal Position					Securities Underlying Options	All Other Compensation (2)
	Year	Salary	Bonus (1)
Scott McClendon Chairman (3)	2001 2000 1999	$292,768 260,000 260,000		$26,000 47,486 76,633	50,000 50,000 —	$317,208 2,600 2,700	(3)
Christopher Calisi President & Chief Executive Officer (4)	2001	$107,967		$16,447	600,000	$4,245
Vernon A. LoForti Vice President, Chief Financial Officer and Secretary	2001 2000 1999	$191,327 140,000 140,000		$20,407 23,159 26,010	30,000 51,500 —	— — —
Robert Scroop Vice President, Engineering	2001 2000 1999	$183,544 150,000 150,000		$16,771 21,688 20,368	30,000 45,000 —	$7,629 4,250 4,653
W. Michael Gawarecki Vice President, Operations	2001 2000 1999	$176,440 150,000 150,000		$13,299 25,482 25,618	35,000 40,000 50,000	$7,931 4,500 23,553	(5)
Martin D. Gray Vice President, Chief Technical Officer and Assistant Secretary (6)	2001 2000 1999	$145,659 140,000 140,000	$	— 19,252 21,384	— — 20,000	— — —

(1)
Bonuses are included here in the fiscal years in which they were earned. Includes bonuses paid in January 2001 to Messrs. McClendon, LoForti, Scroop and Gawarecki under our executive officers'

  bonus plan, and bonuses paid in August 2001 to Messrs. Calisi, LoForti, Scroop and Gawarecki under our one-time partial salary restoration plan discussed below.

(2)
Except as otherwise footnoted below, these amounts represent employer matching contributions that we made under our 401(k) Plan on behalf of each officer.
(3)
Mr. McClendon served as our President and Chief Executive Officer until March 12, 2001, and he has served as Chairman of our Board of Directors since then. His employment as an officer and employee was terminated on June 30, 2001 and he is now a non-employee member of our Board. Pursuant to Mr. McClendon's employment agreement, he is entitled to receive an aggregate severance payment of $312,813, which is equal to one year of his $292,500 base salary on June 30, 2001, as adjusted to eliminate the 10% salary reduction that our Board implemented in April 2001 which is discussed below. This severance payment is payable according to our regular payroll cycle over the 12 months following June 30, 2001.
(4)
Mr. Calisi became our President and Chief Executive Officer on March 12, 2001 at an initial annual base salary of $375,000, before adjustment for the 10% salary reduction.
(5)
Includes $21,130 of relocation expenses paid to Mr. Gawarecki in 1998 associated with his move to San Diego.
(6)
Mr. Gray resigned on June 30, 2001 and now serves as a non-employee member of our Board.

    As part of a cost reduction effort and in an effort to meet our fiscal year 2001 financial objectives, our Board instituted in April 2001 a company-wide temporary 10% reduction in compensation for our employees, executive officers and Board members. Our Board also eliminated management bonuses payable under our executive bonus plan for the second half of fiscal year 2001. To assist in the retention of our employees while the temporary salary reduction was in effect, we established a special salary restoration plan to potentially offset the 10% salary reduction. In August 2001, we paid a one-time partial salary restoration payment to all of our employees, including our executive officers, after we exceeded our earnings per share target for the fourth quarter of fiscal 2001. We are now eliminating this temporary 10% salary reduction at the rate of 2.5% per quarter commencing July 1, 2001.

Stock Option Grants

    The following table shows all stock options granted during fiscal year 2001 to the executive officers named in the Summary Compensation Table. We granted these options under our 2000 Stock Option Plan and our 1997 Executive Stock Option Plan. We did not grant stock appreciation rights during fiscal year 2001.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
		Percent of Total Options Granted to Employees in Fiscal Year (2)
	Number of Securities Underlying Options Granted (1)
			Exercise Price Per Share
Name				Expiration Date
					5%	10%
Scott McClendon	50,000	3.43%	$9.31	6/30/2002	$23,281	$46,563
Christopher Calisi	600,000	41.12%	8.66	3/12/2011	3,266,107	8,277,141
Vernon A. LoForti	30,000	2.06%	7.41	12/4/2010	139,722	354,092
Robert J. Scroop	30,000	2.06%	9.31	1/15/2011	175,697	445,252
W. Michael Gawarecki	35,000	2.40%	9.31	1/15/2011	204,980	519,460
Martin D. Gray	0	—	—	—	—	—

(1)
We granted stock options as management retention incentives on January 15, 2001 to Messrs. McClendon, Scroop and Gawarecki, and on December 4, 2000 to Mr. LoForti. Each option vests on a monthly basis over a 12-month period, with the exception of Mr. McClendon's option. His option provided for monthly vesting over a 36-month period, with accelerated vesting in full if we hired a new chief executive officer prior to June 30, 2001. Consequently, due to our hiring of Mr. Calisi, Mr. McClendon's option vested in full on March 12, 2001. Mr. Calisi's option was granted on March 12, 2001 when he joined us as President and Chief Executive Officer. His option vested 100,000 shares on September 12, 2001, and the remaining shares vest on a monthly basis through March 2004. The exercise price of each option shown in the table was the fair market value on the date of grant, and all options have ten-year exercise terms. Vesting for each option accelerates in the event of a merger, sale, liquidation or other change of control of Overland.
(2)
In fiscal year 2001, we granted options to purchase a total of 1,459,050 shares to employees, directors and consultants under all of our stock option plans.
(3)
The potential realizable value is calculated based on the original option term and the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. These assumed rates of appreciation do not represent our estimate or projection of the appreciation of our common stock, and actual gains will depend on the future performance of our common stock.

Stock Option Exercises and Holdings

    The following table shows stock options exercised during fiscal year 2001 and unexercised options held at the end of the year by each of the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at June 30, 2001		Value of Unexercised In-The-Money Options at June 30, 2001 (1)
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Scott McClendon	21,369	$187,246	183,000	0	$90,625	$0
Christopher Calisi	0	—	0	600,000	0	0
Vernon A. LoForti	0	—	104,153	51,664	228,510	34,313
Robert J. Scroop	10,000	123,250	103,119	63,748	106,688	34,313
W. Michael Gawarecki	0	—	57,919	67,081	61,375	76,625
Martin D. Gray	7,000	36,680	21,667	0	4,813	0

(1)
Based upon the difference between the closing price of $7.15 on June 29, 2001 and the exercise price.

Employment, Severance and Change in Control Agreements

    Retention Agreements.  We entered into retention agreements with Messrs. McClendon, LoForti, Scroop and Gawarecki effective January 27, 2000 and with Mr. Calisi effective March 12, 2001. These agreements provide that the officer will receive a severance payment if, within two years of the consummation of a change in control of Overland, he is terminated without cause or resigns with good reason. These severance payments are based on the officer's base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus his target bonus for the year prior to the consummation of the change in control. The agreements provide that, upon a change in control, Messrs. McClendon and Calisi each would be entitled to receive an amount equal to 2.5 times their respective base salary plus target bonus, and Mr. LoForti would be entitled to receive an amount equal to 2.0 times his base salary plus target bonus. Messrs. Scroop and Gawarecki each would be entitled to an amount equal to their respective base salary plus target bonus. If any portion of any payment under any of the agreements would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code. Mr. McClendon's retention agreement is no longer effective after June 30, 2001.

    Employment Agreements.  We entered into employment agreements with each of the named executive officers shown in the table below. Each employment agreement has a one-year term, automatically renews for successive one-year terms, and provides for the compensation shown, although our Board may unilaterally modify an executive officer's compensation at any time.

Name	Title	Effective Date	Salary	Potential Bonus (1)	Stock Options (2)
Scott McClendon	Chairman	1-1-01	$325,000	$195,000	50,000
Christopher Calisi	President & CEO	3-12-01	375,000	281,250	600,000
Vernon A. LoForti	Vice President & CFO	12-4-00	210,000	84,000	30,000
Robert J. Scroop	Vice President, Engineering	1-1-01	200,000	80,000	30,000
W. Michael Gawarecki	Vice President, Operations	1-1-01	180,000	81,000	35,000

(1)
Bonus amounts shown above are potential annual earnings, and final bonus payments are determined at the sole discretion of the Board of Directors based on performance criteria for the fiscal year. Bonuses shown in the Summary Compensation Table are the only bonuses that were actually paid for fiscal year 2001.

(2)
The exercise price for each stock option was the fair market value of the common stock on the grant date. The options granted to Messrs. LoForti, Scroop and Gawarecki each vest in monthly installments over a 12-month period from the grant date. Mr. McClendon's option provided for monthly vesting over a 36-month period, with accelerated vesting in full if we hired a new chief executive officer prior to June 30, 2001. Consequently, his option became fully vested on March 12, 2001 when we hired Mr. Calisi. Mr. Calisi's option vested 100,000 shares on September 12, 2001, and the remaining shares vest on a monthly basis through March 2004. Vesting for each of these options accelerates in the event of a merger, sale, liquidation or other change of control of Overland.

    If we terminate the executive officer's employment without cause, then we are obligated to pay the officer a severance payment equal to his base salary, payable on a pro-rated basis according to our normal payroll cycle for the 12 months following his termination. In addition, he is entitled to receive accelerated vesting for any stock options that would otherwise have vested during the 12-month period following his termination. He is also entitled to receive the cash severance payment if he resigns for good reason because of any of the following events:

  •
  reduction in compensation of more than 10%;
  •
  change in position or duties so that his duties are no longer consistent with his previous position; or
  •
  change in principal place of work to more than 50 miles from our current facility without his approval.

    As part of a company-wide cost reduction effort, we terminated Mr. McClendon's employment as an officer and employee on June 30, 2001. He continues to serve as Chairman of our Board of Directors and is a non-employee director. We must pay Mr. McClendon a cash severance payment payable according to our regular payroll cycle during the 12 months following his termination. We must also accelerate the vesting of stock options held by Mr. McClendon to purchase 37,500 shares. The aggregate amount of his $312,813 severance payment is calculated on his $292,500 base salary in effect on June 30, 2001, adjusted to eliminate the temporary 10% salary reduction at the rate of 2.5% per quarter that commenced July 1, 2001. Additionally, we have agreed to extend Mr. McClendon's post-termination exercise period from 30 days to 12 months for vested stock options that he currently holds to purchase 125,000 shares. He has agreed to forfeit on June 30, 2002 any unexercised stock options relating to 58,000 vested options that he currently holds. We have also agreed to provide Mr. McClendon office space for a one-year period at a monthly rent of $1,050, plus approximately $200 per month in executive office services.

    Acceleration of Stock Option.  Certain stock options granted to the executive officers shown in the Cash Compensation Table may accelerate and become immediately exercisable in the event of a merger, sale, liquidation or other change of control of Overland.

Employee Benefit Plans

    In addition to the other compensation plans described above, we maintain the following employee benefit plans under which the executive officers shown in the Summary Compensation Table may participate or receive compensation.

    1997 Executive Stock Option Plan.  In November 1997, our shareholders approved our 1997 Executive Stock Option Plan. A total of 800,000 shares of common stock are currently authorized for issuance under our 1997 Plan, of which 29,500 shares remain available for issuance. Eligibility under our 1997 Plan is limited to our employees and the employees of our wholly-owned subsidiaries. The options granted under our 1997 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five years and have a term of ten years from the date of grant. Unless sooner terminated by our Board, our 1997 Plan expires on August 12, 2007. Our Board may amend, suspend, modify or terminate our 1997 Plan, subject to shareholder approval if required.

    1996 Employee Stock Purchase Plan.  In December 1996, our Board adopted our 1996 Employee Stock Purchase Plan (ESPP) to provide an opportunity for our employees to purchase shares of our common stock and have an additional incentive to contribute to our prosperity. Our ESPP became effective in February 1997. Our Compensation Committee administers the ESPP and sets option periods of up to 27 months, during which each participant is granted a purchase option. The purchase option allows the employee to purchase shares of common stock through payroll deductions accumulated during a particular option period. These option periods currently are set at six months. Our ESPP places limits on the number of shares of stock that may be purchased at 1,500 shares in any option period and $25,000 in maximum fair market value in any calendar year. Employees purchase the shares at the lower of at least 85% of the fair market value at the beginning of the option period or at least 85% of the fair market value on the purchase date. Regular full-time employees are eligible to participate in the ESPP. Participants may authorize payroll deductions for the ESPP of up to 15% of their compensation, including base, overtime and commissions. The ESPP currently authorizes us to issue up to 500,000 shares of common stock. Our employees have purchased a total of 269,569 shares of common stock under the ESPP. The ESPP will terminate in January 2007.

    401(k) Plan.  In February 1994, we adopted our On-Track 401(k) Savings Plan that covers all of our eligible employees who complete six months of service and are at least 21 years old. Employees may elect to defer up to 15% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) Plan. The elective deferral contributions are fully vested and nonforfeitable at all times and are invested in accordance with the directions of the participants. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. During fiscal year 2001, we matched 75% of the contributions on the first 6% of eligible compensation deferred by our 401(k) Plan participants.

Compensation Committee Interlocks and Insider Participation

    During fiscal year 2001, Messrs. Degan, Preuss and Shane served on the Compensation Committee. None of these directors has ever been employees or officers of Overland. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

    The following performance graph and reports of the Compensation Committee and the Audit Committee are not "soliciting material", are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filings of Overland Data under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Performance Graph

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG OVERLAND DATA, THE NASDAQ COMPOSITE INDEX,
AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

    The above graph assumes that $100.00 was invested in our common stock and in each index on February 21, 1997, the effective date of our initial public offering. Although we have not declared a dividend on our common stock, the total return for each index assumes the reinvestment of dividends. Shareholder returns over the period presented should not be considered indicative of future returns. We are using the NASDAQ Computer Manufacturer's Index for comparison this year instead of the NASDAQ Computer Industry Index because the latter index is no longer published by NASDAQ.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of our Board makes recommendations to the Board regarding compensation of our directors and officers and oversees the administration of our employee stock option plans and the ESPP. Our Board of Directors reviews and approves all decisions of the Compensation Committee relating to executive compensation. The Compensation Committee's policy on executive compensation is that compensation should:

  •
  be effective in attracting and retaining key executives critical to our success;

  •
  align the interests of the executives with the interests of our shareholders;

  •
  reflect our financial performance; and

  •
  reward executives for their individual performance.

Executive compensation includes base salary, bonuses based on our performance and the individual performance of the officers, and stock option grants. The Compensation Committee has designed these compensation programs to provide incentives for both short and long-term performance.

Base Salary

    The Compensation Committee sets the base salary of our Chief Executive Officer at an amount that it believes is competitive with the salaries paid to the chief executive officers of other companies of comparable size in similar industries. Salary levels of our other executive officers are set in a like manner. In evaluating salaries, the Compensation Committee utilizes information and surveys of the compensation practices of high technology companies provided by the management and human resource consulting firm of Aon Consulting-Radford Division. The Compensation Committee also relies on information provided by our human resources department personnel and their knowledge of local pay practices. Furthermore, the Compensation Committee considers the executives' performance of their job responsibilities and our overall financial performance.

    Mr. McClendon served as our President and Chief Executive Officer until March 12, 2001, and he has served as Chairman of our Board of Directors since then. The Compensation Committee set his base salary at the beginning of fiscal year 2001 at $275,000. To meet competitive market conditions and to assist us in retaining his continued services, the Compensation Committee increased his salary to $325,000 effective January 1, 2001. The Compensation Committee also increased other executive officers' salaries at the same time for similar reasons. In order to respond to Overland's recent growth in both product and technology offerings, and to enter new market areas, we expanded our senior management team in 2001. We hired Mr. Calisi as our new President and Chief Executive Officer on March 12, 2001 at an initial annual salary of $375,000. This salary was established according to the above guidelines and pursuant to the terms of his employment agreement.

    In April 2001, as part of a cost reduction effort and in an effort to meet our financial objectives, the Compensation Committee recommended to our Board that we institute a company-wide temporary 10% reduction in compensation for our employees, executive officers and Board members. We are now eliminating this temporary 10% salary reduction at the rate of 2.5% per quarter commencing July 1, 2001.

    We terminated Mr. McClendon's employment as an officer and employee on June 30, 2001. The severance benefits he will receive are discussed above under "Employment Agreements". Mr. McClendon continues to serve as Chairman of our Board of Directors.

Bonuses

    Executive Bonus Plan.  Our CEO and executive officers participate in our executive bonus plan which is designed as a performance-based component of their compensation package. For fiscal year 2001, the plan established by the Compensation Committee included two performance measurement points for each executive officer, except as otherwise noted below:

  •
  our actual earnings per share (EPS) in comparison to the approved annual financial plan; and

  •
  individual job performance goals and qualitative objectives related to management and employee development.

The Compensation Committee tailors the bonus plan for each executive to be unique to his area of responsibility. If EPS targets were achieved, then one-third of this component of the bonus would be payable at the end of the second, third and fourth quarters. The individual performance component of the bonus was measured on the full fiscal year performance and payable in August 2001. Mr. Gray did not have an EPS component to his potential bonus in fiscal year 2001.

    At the end of the second quarter of fiscal year 2001, our EPS exceeded the approved annual financial plan by 7%, and in January 2001 we paid bonuses to certain executive officers, including a $26,000 payment to Mr. McClendon. In April 2001, as part of other cost reduction efforts, the Compensation Committee eliminated management bonuses payable under the executive bonus plan for the second half of fiscal year 2001. Mr. Calisi has not received a bonus payment under our executive bonus plan since joining us in March 2001 as President and CEO.

    Restoration Payment.  To assist in the retention of our employees while the temporary 10% salary reduction was in effect, we established a special salary restoration plan to potentially offset the salary reduction. In August 2001, we paid a one-time partial salary restoration payment to all of our employees, including our executive officers, after we exceeded our earnings per share target for the fourth quarter of fiscal year 2001. Mr. McClendon was no longer an employee at that time, and Mr. Calisi received a $16,447 salary restoration payment.

Stock Option Grants

    We provide our executive officers with long-term incentives by granting them stock options. The exercise price of these options is equal to the closing market price of our common stock on the date of grant. The options generally vest monthly over a three-year period for existing employees, and for new employees, one-third of these options vest after the first year of employment and the remaining two-thirds vest over the next two years. An initial grant of options is made at the time an executive is hired. The Compensation Committee considers on an annual basis any additional grants that should be made based on both company and individual performance. The Compensation Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market.

    In December 2000 and January 2001, the Compensation Committee made special grants of an aggregate of 145,000 options designed to retain the employment of certain of our executive officers, including 50,000 options to Mr. McClendon. Mr. Calisi received an option to purchase 600,000 shares of stock in connection with his commencement of employment as our new President and CEO on March 12, 2001. In determining the size of Mr. Calisi's option grant, the Compensation Committee considered each of the factors mentioned above and competitive market information. Mr. Calisi's option is one of the compensation components set by his employment agreement.

    The Compensation Committee believes that in total, management compensation levels during fiscal year 2001 appropriately reflect the application of its compensation policy.

                      THE COMPENSATION COMMITTEE:

                      Peter Preuss, Chairman
                      Robert A. Degan
                      John A. Shane

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

    The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent audit, nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves in a board-level oversight role where it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with the accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

Review with Management

    The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Accountants

    The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, the independent accountants' judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent accountants the accountants' independence from management and Overland. The Audit Committee also has received from the independent accountants the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1.

    The Audit Committee discussed with our independent accountants the overall scope and plans for their audit of our financial statements. The Audit Committee met with our independent accountants, with and without management present, to discuss the results of the independent accountants' examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

Conclusion

    Based on the review and discussions referred to above, the Audit Committee recommended to our Board, and the Board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2001. The Audit Committee and our Board have also recommended, subject to shareholder approval, the appointment of our independent accountants.

                      THE AUDIT COMMITTEE:

                      John A. Shane, Chairman
                      Robert A. Degan
                      Peter Preuss

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Compensation of Executive Officers" for a discussion of the employment agreements and retention agreements we have entered into with certain of our executive officers.

    Our executive officers and directors are indemnified under the California Corporations Code and our articles of incorporation and bylaws to the fullest extent permitted under California law. We have also entered into indemnification agreements with each of our executive officers and directors.

OTHER MATTERS

    We know of no other matters to be submitted at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares that they represent in accordance with their judgment.

    For further information about Overland Data, please request a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2001 that we filed with the Securities and Exchange Commission. It is available free of charge by sending a written request to Investor Relations, Overland Data, Inc., 8975 Balboa Avenue, San Diego, California 92123-1599.

                      By Order of the Board of Directors

                      /s/ Vernon A. LoForti

                      VERNON A. LoFORTI
                       Secretary

APPENDIX A

Overland Data, Inc.

AUDIT COMMITTEE CHARTER
(Approved August 3, 1999)

Organization

    There shall be a committee of the Overland board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of Overland and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

    The audit committee shall provide assistance to the entire board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to Overland's accounting and reporting practices and the quality and integrity of its financial reports. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of Overland.

Responsibilities

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure the directors and shareholders that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

  •
  Review and update the committee's charter annually.

  •
  Review and recommend to the directors the independent auditors to be selected to perform the annual audit of the financial statements of the Company and its divisions and subsidiaries and to review the Company's financial statements on a quarterly basis. The committee will also approve the compensation of the independent auditors, and review and approve the discharge of the independent auditors.

  •
  Meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Meetings should be scheduled to enable the independent auditors to report the results of their quarterly reviews and the annual audit prior to the release of earnings.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit results, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.

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  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  •
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Review accounting and financial human resources and succession planning within the Company.

  •
  Review with outside counsel any legal matter that could have a significant impact on the Company's financial statements.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

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APPENDIX B

OVERLAND DATA, INC.

2000 STOCK OPTION PLAN
(as amended 8-7-01)

    1.  Purposes of the Plan. The purposes of this 2000 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

    2.  Definitions. As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

      (c) "Applicable Laws" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

      (d) "Assumed" means for the purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) (i) pursuant to a Corporate Transaction or Related Entity Disposition, as applicable, that the Award is replaced with a comparable Award with respect to shares of capital stock of the successor entity or its parent in connection with the Corporate Transaction or Related Entity Disposition or (ii) pursuant to a Corporate Transaction defined in Section 2(p)(iv) or 2(p)(v), that the Award is affirmed by the Company. In addition, for purposes of accelerating the vesting and release of restrictions applicable to Awards, "Assumed" also means that, pursuant to a Corporate Transaction or Related Entity Disposition, the Award is replaced with a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction or Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

      (e) "Award" means the grant of an Option or other right or benefit under the Plan.

      (f)  "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

      (g) "Board" means the Board of Directors of the Company.

      (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

         (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

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        (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

      (i)  "Code" means the Internal Revenue Code of 1986, as amended.

      (j)  "Committee" means any committee appointed by the Board to administer the Plan.

      (k) "Common Stock" means the common stock, no par value per share, of the Company.

      (l)  "Company" means Overland Data, Inc., a California corporation.

      (m) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

      (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

      (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

      (p) "Corporate Transaction" means any of the following transactions:

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

        (iii) approval by the Company's shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

        (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

        (v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the

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    total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

      (q) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

      (r) "Director" means a member of the Board or the board of directors of any Related Entity.

      (s) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

      (t)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

        (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

      (v) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

      (w) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

      (x) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (y) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (z) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (aa) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

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      (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (cc) "Performance—Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

      (dd) "Plan" means this 2000 Stock Option Plan.

      (ee) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

      (ff) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

      (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

      (hh) "Share" means a share of the Common Stock.

      (ii) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3.  Shares Subject to the Plan.

      (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Two Million (2,000,000). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

      (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  Administration of the Plan.

      (a) Plan Administrator.

         (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

        (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable

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    Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

        (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

        (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

      (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

         (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

        (ii) to determine whether and to what extent Awards are granted hereunder;

        (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

        (iv) to approve forms of Award Agreements for use under the Plan;

        (v) to determine the terms and conditions of any Award granted hereunder;

        (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

       (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

       (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

        (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

    5.  Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

    6.  Terms and Conditions of Awards.

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      (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares.

      (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

      (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

      (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

      (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

      (f)  Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

      (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

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      (h) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be Five Hundred Thousand (500,000). In connection with a Grantee's commencement of Continuous Service, a Grantee may be granted Options for up to an additional Five Hundred Thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

      (i)  Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

      (j)  Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

      (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

      (l)  Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

    7.  Award Exercise or Purchase Price, Consideration and Taxes.

      (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

         (i) In the case of an Incentive Stock Option:

          (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

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          (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

        (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

        (iv) In the case of other Awards, such price as is determined by the Administrator.

        (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

      (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

         (i) cash;

        (ii) check;

        (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

        (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

        (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

        (vi) any combination of the foregoing methods of payment.

      (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

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    8.  Exercise of Award.

      (a) Procedure for Exercise; Rights as a Shareholder.

         (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

        (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

      (b) Exercise of Award Following Termination of Continuous Service.

         (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

        (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

        (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

    9.  Conditions Upon Issuance of Shares.

      (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

    10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such

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outstanding Award, the maximum number of Shares with respect to which Options and may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

    11. Corporate Transactions/Changes in Control/Related Entity Dispositions. Except as may be provided in an Award Agreement:

      (a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

      (b) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its parent.

      (c) The portion of any Incentive Stock Option that is accelerated pursuant to the terms and conditions of an Award Agreement in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

    12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

    13. Amendment, Suspension or Termination of the Plan.

      (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

      (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless

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  mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

    14. Reservation of Shares.

      (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

    16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

    17. Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

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OVERLAND DATA, INC.
2001 PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Christopher Calisi and Vernon A. LoForti, or either of them, with power of substitution to each, to vote all shares of common stock which I have power to vote at the annual meeting of shareholders of Overland Data, Inc. to be held on Monday, November 19, 2001 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting.

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

Thank You For Voting

There are three ways to vote your Proxy.	COMPANY # CONTROL #

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 noon, Eastern Time, on November 16, 2001. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions.

VOTE VIA INTERNET — http://www.eproxy.com/ovrl/ — QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week until 1:00 p.m., Eastern Time, on November 16, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overland Data, Inc., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

1.	ELECT DIRECTORS:	01 Christopher Calisi 02 Robert A. Degan 03 Martin D. Gray	04 Scott McClendon 05 Peter Preuss 06 John A. Shane	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's number in the space provided at right.)

\/  Please fold here  \/

2.	APPROVE AMENDMENT TO THE 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 1,000,000:	/ /	For	/ /	Against	/ /	Abstain
3.	RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS:	/ /	For	/ /	Against	/ /	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box / /	Date:
Indicate changes below

Signature(s) in Box
Please sign exactly as your name(s) appear to the left. When signing in a fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation or partnership, the handwritten signature and title of an authorized officer or person is required, together with the full company name.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
2001 PROXY STATEMENT
BOARD STRUCTURE AND COMPENSATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVE AMENDMENT TO OUR 2000 STOCK OPTION PLAN
Option Grants in Fiscal Year 2001 Under Our 2000 Stock Option Plan
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
APPENDIX A Overland Data, Inc. AUDIT COMMITTEE CHARTER (Approved August 3, 1999)
APPENDIX B OVERLAND DATA, INC. 2000 STOCK OPTION PLAN (as amended 8-7-01)
OVERLAND DATA, INC. 2001 PROXY